Amended Exhibit A to the Fund Accounting Servicing Agreement dated 5.26.2015 – Pacer Funds Trust
Funds serviced at June 2020

Name of Series

Pacer Autopilot Hedged European Index ETF
Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows100 ETF
Pacer WealthShield ETF
Pacer US Export Leaders ETF
Pacer Military Times Best of Vets Equity ETF
Pacer Benchmark Hotel & Lodging Real Estate ETF
Pacer Benchmark Apt & Residential Real Estate ET
Pacer Benchmark Healthcare Real Estate ETF
Pacer Benchmark Industrial Real Estate ETF
Pacer Benchmark Data & Infrast Real Estate ETF
Pacer CFRA-Stovall Seasonal Rotation Equal Weight Index ETF
Pacer CFRA-Stovall Seasonal Rotation Global Index ETF
Pacer International Export Leaders ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot US Bond ETF
Pacer American Energy Independence ETF
Pacer CSOP FTSE China A50 ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer BioThreat ETF
Pacer Salt High truBeta US Market ETF
Pacer Salt Low truBeta US Market ETF

1